As filed with the Securities and Exchange Commission on April 11, 1996
                                                    Registration No. 333-______
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                                   F&M BANCORP
             (Exact name of registrant as specified in its charter)

                            110 Thomas Johnson Drive
                            Frederick, Maryland 21705
Maryland                    (Address of principal           52-1316473
(State or other              executive offices)             (I.R.S.
jurisdiction of                                             Employer
incorporation or                                            Identification
 organization)                                              No.)
                                   F&M BANCORP
                             1995 STOCK OPTION PLAN
                            (Full title of the plan)

                                                  Copy to:
        GORDON M. COOLEY, ESQ.                    JAMES J. WINN, JR., ESQ.
        F&M Bancorp                               Piper & Marbury L.L.P.
        110 Thomas Johnson Drive                  36 South Charles Street
        Frederick, Maryland  21705                Baltimore, Maryland  21201
        (301) 694-4000                            (410) 539-2530

                      (Name, address and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------



Title of                 Amount            Proposed maxi-       Proposed maxi-    Amount of
securities to            to be             mum offering         mum aggregate     registration
be registered            registered        price per share      offering price    fee
- -------------            ----------        ---------------      --------------    ---
Common Stock (par
value $5.00 per share)     157,500             $27.75             $4,370,625      $1,507.11*
- --------------------------------------------------------------------------------

*Computed in accordance with Rule 457(c) based on the closing price of the registrant's common stock on April 5, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ----------------------------------------

         The following documents have been filed by F&M Bancorp (the "Company") with the Securities and Exchange Commission and are incorporated herein by reference: (a) Annual Report on Form 10-K for the year ended December 31, 1995; and (b) the description of the Company's capital stock contained in its Registration Statement on Form 8-B as amended by Form 8 dated April 9, 1991 (file number 0-12638).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.  [Not required].
         --------------------------

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         ---------------------------------------

         Certain legal matters in connection with the issuance of the Common Stock offered by this Registration Statement are being passed upon for the Company by Piper & Marbury L.L.P. of Baltimore, Maryland.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         ------------------------------------------


         (a) Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland permits a corporation to indemnify its present and former directors, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; or (b) the director or officer actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Maryland law permits a corporation to indemnify a present and former officer to the same extent as a director, and to provide additional indemnification to an officer who is not also a director. In addition, Section 2-418(f) of the Corporations and Associations Article of the Annotated Code of Maryland permits a corporation to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses (including attorney's fees) incurred by a present or former director or officer made a party to the proceeding by reason of his service in that capacity, provided that the corporation shall have received (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

         The Registrant has provided for indemnification of directors, officers, employees, and agents in Article Eighth, Section (5) of its charter, as amended. This provision reads as follows:

              (5) The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (b) Under Maryland law, a corporation is permitted to limit by provision in its articles of incorporation the liability of directors and officers, so that no director or officer of the corporation shall be liable to the corporation or to any stockholder for money damages except to the extent that (i) the director or officer actually received an improper benefit in money, property, or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         The Registrant has limited the liability of its directors and officers for money damages in Article Eighth, Section (6) of its charter, as amended. This provision reads as follows:

              (6) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not
         ------------------------------------
         applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number            Description
- ------            -----------

    5            Opinion of Piper & Marbury L.L.P.(contains Consent of Counsel).

    10.1 1995 Stock Option Plan of the Company (including Form of Non-Qualified Stock Option Agreement).

    23.1         Consent of Counsel (contained in Exhibit 5).

    23.2 Consent of Independent Accountants (incorporated by reference from Annual Report on Form 10-K).

    24           Power of Attorney.

ITEM 9.           UNDERTAKINGS.
                  -------------

                The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frederick, and the State of Maryland on this 5th day of April, 1996.

                                F&M BANCORP


                                By: /s/ Charles W. Hoff, III
                                    ------------------------
                                   Charles W. Hoff, III
                                   Chairman of the Board
                                   and Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


Principal Executive Officer:

/s/ Charles W. Hoff, III       Chairman of the Board        Date:  April 5, 1996
- ------------------------       and Chief Executive Officer
  Charles W. Hoff, III

Principal Executive Officer:

/s/ Faye E. Cannon             President and Chief          Date:  April 5, 1996
- ------------------             Operating Officer
  Faye E. Cannon

Principal Financial and Accounting Officer:

/s/ Kenneth M. Sabanosh        Vice President and           Date:  April 5, 1996
- -----------------------        Treasurer
  Kenneth M. Sabanosh

A Majority of the Board of Directors:

     Charles W. Hoff, III; R. Carl Benna; John D. Brunk;  Beverly B. Byron; Faye
E. Cannon; Martha E. Church, Ph.D.; Albert H. Cohen; George B. Delaplaine, Jr.; Maurice A. Gladhill; Robert K. Moler; Charles A. Nicodemus; H. Deets Warfield, Jr.; John C. Warfield; and Thomas R. Winkler

By: /s/ Charles W. Hoff, III   For himself                  Date:  April 5, 1996
    -------------------------  and as Attorney-in-Fact
     Charles W. Hoff, III

                                  EXHIBIT INDEX

Exhibit
Number            Description
- ------            -----------

    5             Opinion of Piper & Marbury L.L.P. (contains
                  Consent of Counsel).

    10.1          1995 Stock Option Plan of the Company
                  (including Form of Non-Qualified Stock Option Agreement).

    23.1          Consent of Counsel (contained in Exhibit 5).

    23.2 Consent of Independent Accountants (incorporated by reference from Annual Report on Form 10-K).

    24            Power of Attorney.

5        Opinion of Piper & Marbury L.L.P. (contains Consent of Counsel).

                               PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET
                         Baltimore, Maryland 21201-3018
                             410-539-2530 WASHINGTON            WASHINGTON
                           FAX: 410-539-0489 NEW YORK            NEW YORK
                                                               PHILADELPHIA
                                                                  EASTON
                                                                  LONDON


                                  April 8, 1996

F&M Bancorp
110 Thomas Johnson Drive
Frederick, Maryland 21705

                       Registration Statement on Form S-8
                       ----------------------------------

Dear Sirs:

         We have acted as counsel for F&M Bancorp, a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-8 which was filed by the Company under the Securities Act of 1933, as amended, (the "Registration Statement"), and which registers 157,500 shares of the Common Stock of the Company (the "Shares") to be issued pursuant to the Company's 1995 Stock Option Plan (the "Plan").

         In this capacity, we have examined the Registration Statement (and all amendments thereto), the Charter and By-Laws of the Company, the Plan, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares to be issued pursuant to the Plan, a Certificate of the Secretary of the Company dated April 8, 1996, and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and all public records reviewed are accurate and complete. As to factual matters, we have relied on the Certificate of the Secretary and have not independently verified the matters stated therein.

         Based upon the foregoing, we are of the opinion and advise you that the Shares to be issued by the Company pursuant to the Plan have been duly and validly authorized and, when issued and delivered as contemplated in the Registration Statement and in accordance with the Plan, will be validly issued, fully paid, and non-assessable.

                                                                 Piper & Marbury
                                                                      L.L.P.

F&M Bancorp
April 8, 1996
Page 2



         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement.


                                      Very truly yours,

                                      /s/ Piper & Marbury L.L.P.

10.1 1995 Stock Option Plan of the Company (including Form of Non-Qualified Stock Option Agreement).

                                   F&M BANCORP

                             1995 STOCK OPTION PLAN

1.       PURPOSES OF THE PLAN:
         ---------------------

                  To advance the interests of the Corporation and its subsidiaries by assisting in attracting and retaining qualified employees and providing them with increased motivation to exert their best efforts on behalf of the Corporation and its subsidiaries.

2.       ADMINISTRATION:
         ---------------

                  The Plan shall be administered by a committee (the "Committee") consisting of not less than three directors of the Corporation to be appointed by and to serve during the pleasure of the Board of Directors. The Committee shall consist only of "disinterested persons" as that term is defined in Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"). None of the Committee members shall be eligible to participate in the Plan nor, during one year prior to service as a member of the Committee, shall have been granted or awarded equity securities pursuant to the Plan or any other plan of the Corporation or any of its affiliates except as permitted by Rule 16b-3 under the Exchange Act. The Committee shall select the particular employees to receive options from among the senior management of the Corporation and its subsidiaries and shall make all decisions concerning the timing, pricing and amount of options to be granted. The Committee shall have full power to construe and interpret the Plan and to promulgate such regulations with respect to the Plan as it may deem desirable. The Committee shall report its deliberations to the Board of Directors.

3.       STOCK SUBJECT TO OPTION:
         ------------------------

                  The shares to be issued upon exercise of options to be granted under the Plan shall be 157,500 shares of the Common Stock (par value $5.00 per share) of the Corporation (the "Common Stock") to be authorized by stockholders for issuance under the Plan. In addition, any shares of Common Stock remaining available for grant under the Corporation's Restated 1983 Stock Option Plan or that become available for grant under such plan shall be available for grant under this Plan. If any unexercised option terminates for any reason, the shares covered thereby shall become available for grant of an option again.

4.       ELIGIBILITY:
         ------------

                  The individuals who shall be eligible to participate in the Plan shall be such key employees (including officers and directors who are employees) of the Corporation, or of any corporation (a "Subsidiary") in an unbroken chain of corporations if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in such chain.

5.       TERMS AND CONDITIONS OF OPTIONS:
         --------------------------------

                  Options under this Plan are intended to be either incentive options qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or non-statutory options not qualifying under any section of the Code as the Committee may recommend in its discretion from time to time. All options granted under this Plan shall be issued upon such terms and conditions as the Committee may recommend and the Board of Directors may approve from time to time, subject to the following provisions (which shall apply to both incentive and non-qualified stock options unless otherwise indicated):

                           (a) Option  Price.  The  option  price per share with
                               ------  ------
                  respect to each option shall be not less than: (i) for incentive stock options, 100% of the fair market value of the Common Stock on the date the option is granted; and (ii) for non-qualified stock options, 85% of the fair market value of the Common Stock on the date the option is granted.

                           (b) Number of Options.  No employee  shall be granted
                               ------------------
                  options for more than 5,000 shares of Common Stock in any one year. The Corporation can grant an employee incentive stock options to acquire Common Stock of any value, provided that the fair market value (determined at the date of grant) of the stock subject to one or more incentive stock options (under this Plan and all other plans of the Corporation and its subsidiaries) first exercisable in any one calendar year does not exceed $100,000 (determined at the date of grant). If any incentive stock option granted under this Plan would cause such dollar limit to be exceeded, then the excess portion of the incentive stock option shall become exercisable in the next or succeeding calendar year in which its excercisability would not violate the dollar limitation. No options may be granted to any person who directly or indirectly owns immediately prior to or immediately after the grant, in excess of 10% of the Corporation's outstanding Common Stock. No option shall be an incentive stock option unless so designated by the Committee at the time of grant.

                           (c)      Exercise of Options.
                                    --------------------

                                    (i) Except as  provided  in  paragraph  (ii)
                  below, full payment for shares acquired shall be made in cash or by certified check at or prior to the time that an option, or any part thereof, is exercised. The participant will have no rights as a stockholder until the certificate for those shares as to which the option is exercised has been issued by the Corporation. No option may be exercised during the first year from the date of grant. Thereafter, options for 200 shares or less shall be exercisable in full. Options for more than 200 shares shall be exercisable to the extent of 25% after the expiration of one year from the date of grant, to the extent of 50% after the expiration of two years from the date of grant, to the extent of 75% after the expiration of three years from the date of grant, and to the extent of 100% after the expiration of four years from the date of grant. The Committee may accelerate the time at which any option may be exercised, and may impose resale restrictions on all or a portion of the shares delivered upon exercise of any option.

                                    (ii) In the discretion of the Committee, the
                  option price of an option may be payable through the delivery of shares of Common Stock with a value equal to the option price or in a combination of cash and Common Stock with a value equal to the option price.

                           (d)      Term of Option.
                                    ---------------

                                    (i)  No  incentive  stock  option  shall  be
                  granted for a term of more than 10 years from the date such option is granted.

                                    (ii) No non-qualified  stock option shall be
                  granted for a term of more than 10 years from the date such option is granted.

                           (e)  Termination of Employment.  Each option,  to the
                             --------------------------
                  extent that it shall not have been exercised, shall terminate when the employment of the participant by the Corporation terminates, unless the employment terminates because of retirement, voluntary resignation with the consent of the Board of Directors or because of death or total disability or because of retirement under the Corporation's retirement plan. If the employment terminates because of retirement under the retirement plan of the Corporation or a subsidiary, the option shall terminate upon the expiration of three months after the employment terminates in the case of incentive stock options and upon the expiration of six months after the employment terminates in the case of non-qualified stock options. If the employment terminates because of voluntary resignation with the consent of the Board of Directors, the option shall terminate upon the expiration of three months after the employment terminates. If the employment terminates because of total disability, the option shall terminate upon the expiration of one year after the employment terminates. If the employment terminates because of death, the option shall terminate upon its normal expiration date. Nothing in this paragraph shall operate to extend the term of the option beyond the term stated in the agreement granting the option or to accelerate the period during which portions of the option may be exercised.

                           (f) Option  Nonassignable and  Nontransferable.  Each
                               ------  -----------------  ----------------
                  option and all rights thereunder, including the right to surrender the option, shall be nonassignable and nontransferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The designation of a beneficiary by a participant in the Plan does not constitute a transfer. Options shall be exercisable during the optionee's lifetime only by the optionee or his or her guardian or legal representative. Notwithstanding the foregoing restrictions, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934 is amended to permit further assignment or transfer of options, such assignments or transfers shall be permissible under the Plan.

6.       SURRENDER OF OPTIONS FOR CASH:
         ------------------------------

                  Any option granted under the Plan may include a right to surrender to the corporation up to 50% of the option to the extent then exercisable and receive in exchange a cash payment equal to the excess of the fair market value of the shares covered by the option or portion thereof surrendered over the aggregate option price of such shares. For the purposes of this paragraph, fair market value shall be determined by the Committee. Such right may be granted by the Board of Directors upon recommendation of the Committee concurrently with the option or thereafter by amendment upon such terms and conditions as the Committee may recommend. Shares subject to an option or portion thereof that have been so surrendered shall not thereafter be available for option grants under the Plan. The Committee may from time to time recommend to the Board of Directors the maximum amount of cash that may be paid upon surrender of options in any year, may determine that, if the amount to be received by any optionee is reduced in any year because of such limitation, all or a portion of the amount not paid may be paid in any subsequent year or years, and may limit the right of surrender to certain periods during the year.

7.       PAYROLL DEDUCTIONS:
         -------------------

                  In the discretion of the Committee, there may be made available to optionees an election for the payroll deduction each pay period over the term of the option of amounts equal to the aggregate exercise price of any or all of such options (and estimated federal income taxes thereon). Interest will be paid on payroll deductions at rates prescribed from time to time by the Board of Directors upon recommendation of the Committee.

8.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION:
         -------------------------------------------

                  If the outstanding shares of the Common Stock are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Corporation, without receipt of consideration by the Corporation, through reorganization, merger, statutory share exchange, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment in the price per share allocated to unexercised options, or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment, however, in an outstanding option shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share subject to the option. Adjustments under this section shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any such adjustment.

                  In the event of a reorganization, merger, consolidation, share exchange, sale of substantially all of the assets, or any other form of corporate reorganization in which the Corporation is not the surviving entity, all options in effect at the time will terminate as of the effective date of the transaction. The surviving entity in its absolute and uncontrolled discretion, may tender an option or options to purchase shares on its terms and conditions, both as to the number of shares or otherwise, which shall substantially preserve the rights and benefits of any option then outstanding hereunder.

9.       OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER
         ----------------------------------------------------------
         CORPORATIONS:
         ------------

                  Options may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become or are about to become key employees of the Corporation or a subsidiary of the Corporation as the result of a merger or consolidation of the employing corporation with the Corporation or a subsidiary, or the acquisition by the Corporation or a subsidiary of the assets of the employing corporation, or the acquisition by the Corporation or a subsidiary of stock of the employing corporation as the result of which it becomes a subsidiary of the Corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in paragraph 5 of this Plan to such extent as the Board of Directors at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

10.      EFFECTIVE DATE OF THE PLAN:
         ---------------------------

                  The Plan shall become effective upon approval by the Board of Directors, subject to approval by the stockholders of the Corporation.

11.      TERMINATION DATE:
         -----------------

                  No options may be granted under the Plan after December 31, 2000. Subject to Section 5(d), options granted before the termination date for the Plan may extend beyond that date.

12.      STOCK OPTION AGREEMENTS AND COMMON STOCK RECEIVED UPON EXERCISE:
         ---------------------------------------------------------------

                  (a) Stock Option Agreement. Options awarded to participants under the Plan shall be evidenced by a stock option agreement (the "Agreement"). Each Agreement shall designate the number of shares of Common Stock to be acquired by the participant upon exercise of the stock option and the price per share at which the option may be exercised, subject to any adjustment as provided herein. Each Agreement shall be executed by the Corporation and by the participant, shall be binding upon each of them, and may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together constitute one and the same agreement.

                  (b) Restriction on Exercise: The stock options granted hereunder may not be exercised if the issuance of the Common Stock upon such exercise or the method of payment of consideration for such Common Stock would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the exercise of any stock option granted hereunder, the Corporation may require the participant to make any representation and warranty to the Corporation as may be required or advisable under any applicable law or regulation.

                  (c) Restricted Stock. If the shares of Common Stock that will be received upon the exercise of stock options granted under the Plan have not been registered under the Securities Act of 1933 or any applicable state securities laws they will be restricted stock. The certificates representing such shares of Common Stock will bear the following legend:

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND HAVE BEEN ISSUED PURSUANT TO EXCEPTIONS UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SHARES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO AND IN COMPLIANCE WITH RULE 144 OF SUCH ACT.


13.      COMPLIANCE WITH LAWS AND REGULATIONS:
         -------------------------------------

                  The grant, holding and vesting of all options under the Plan shall be subject to any and all requirements and restrictions that may, in the opinion of the Committee, be necessary or advisable for the purposes of complying with any statute, rule or regulation of any governmental authority, or any agreement, policy or rule of any stock exchange or other regulatory organization governing any market on which the Common Stock is traded. The Corporation may withhold or require payment for income and/or employment taxes as required by law.

14.      AMENDMENT OF THE PLAN:
         ----------------------

                  The Plan may be amended by the Board of Directors; however, no amendment to the Plan materially increasing the benefits accruing to participants or materially increasing the number of shares of Common Stock that may be issued upon the exercise or surrender of stock options under the Plan (except adjustments pursuant to the first paragraph of Section 8) or materially modifying any requirements as to eligibility for participation in the Plan shall be effective unless approved by the stockholders of the Corporation. No amendment shall become effective without the prior approval of the stockholders of the Corporation if stockholder approval would be required for continued compliance with Rule 16b-3 of the Exchange Act or, with respect to incentive stock options, with applicable provisions of the Code.

15.      MISCELLANEOUS:
         --------------

                  (a) Expenses. The Corporation shall bear all expenses and costs in connection with the administration of the Plan.

                  (b) Designation of Beneficiaries. A participant may designate a beneficiary to receive any distribution under the Plan upon his or her death.

                  (c) Applicable Law. The validity, interpretation and administration of this Plan and any rules, regulations, determinations or decisions made hereunder, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with the laws of the State of Maryland, without regard to the choice of laws provisions thereof.

                  (d) Headings.   The  headings  herein  are for reference
purposes  only and shall not affect the meaning or interpretation of the Plan.

                  (e) Notices. All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed to any participant at the address contained in the records of the Corporation or to the Corporation at its principal office.

                  (f) Federal Securities Law Requirement. Awards granted hereunder shall be subject to all conditions required under Rule 16b-3 to qualify the award for any exception from the provisions of Section 16(b) of the of the Securities Exchange Act of 1934 available under that Rule.

                                    EXHIBIT A

                                   F&M BANCORP

                             STOCK OPTION AGREEMENT
                            (Incentive Stock Options)

[Name of Optionee]
[Address of Optionee]

Dear [Name of Optionee]:

     The Board of Directors of F&M Bancorp (the "Corporation") takes pleasure in extending to you an option (this "Option") to purchase shares of Common Capital Stock of the Corporation (the "Common Capital Stock"). This Option shall be subject to the following terms and conditions:

         (1)      Number of Shares.  This  Option  covers __________  shares of

                  -----------------
                  Common Capital Stock.

         (2)      Option  Price.  The option  price for the Common Capital Stock
                  ------  ------
                  covered by this Option shall be ________ per share.

         (3)      Exercise of Option.  Full payment for shares acquired shall be
                  -------------------
                  made in cash or certified check at or prior to the time that this Option, or any part thereof, is exercised. If this Option covers 200 shares or less it may be exercised in full after one year from the date hereof. If this Option covers more than 200 shares, it shall be exercisable to the extent of 25% of the shares covered by this Option after the expiration of one year from the date hereof, to the extent of 50% of the shares covered by this Option after the expiration of two years from the date hereof, to the extent of 75% of the shares covered by this Option after the expiration of three years from the date hereof, and to the extent of 100% of the shares covered by this Option after the expiration of four years from the date hereof.

         (4)      Term of Option.  This Option  expires ten years from the date
                  ---------------
                  hereof.

         (5)      Termination of Employment.  This Option, to the extent that it
                  --------------------------
                  shall  not have  been  exercised,  shall  terminate  when your employment by the Corporation terminates, unless the employment terminates because of retirement, voluntary resignation with the consent of the Board of Directors or because of death or incapacity of because of retirement under the Corporation's retirement plan. If your employment terminates because of retirement under the Corporation's retirement plan, this Option shall terminate upon the expiration of three months after the employment terminates in the case of incentive stock options and upon expiration of six months after the employment terminates in the case of non-qualified stock options. If your employment terminates because of death, this option shall terminate upon expiration of one year after the date of death. If your employment terminates because of voluntary resignation with the consent of the Board of Directors or because of incapacity, this Option shall terminate upon the expiration of three months after the employment terminates. However, nothing in this paragraph shall operate to extend the term of this Option beyond the term stated in paragraph (4) above or to accelerate that period during which portions of this Option may be exercised under paragraph (3) above.

         (6)      Option  Non-Assignable and  Non-Transferable.  This Option and
                  ------  ------------------  -----------------
                  all rights granted hereunder, including the right to surrender the Option, shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during your lifetime only by you or your guardian or legal representative.

         (7)      Payroll Deductions.  You may elect payroll deductions over the
                  -------------------
                  term of this Option of amounts equal to the aggregate exercise price (and estimated federal income taxes thereon) for all or any of the shares of Common Capital Stock covered by this Option. Interest will be paid on payroll deductions at rates prescribed from time to time by the committee.

         (8) General. This Option is granted under and subject to the provisions applicable to non-qualified stock options under the Incentive Stock Option and Non-Qualified Stock Option Plan of the Corporation.

         The enclosed copy of this Option should be signed by you, dated and returned to the Corporation prior to ___________________ to acknowledge your receipt of this Option and your approval of each of the terms and conditions hereof. If this Option has not been accepted and approved by you in writing by such date, this Option shall terminate.

                                         Very truly yours,

                                         F&M BANCORP


                                       By:
                                           -------------------

                                           Faye E. Cannon
                                           President


                                       By:
                                           -------------------
                                           Gordon M. Cooley
                                           Secretary

Accepted and Approved:




- -------------------
 Employee

Dated:
       -------------------

23.2 Consent of Independent Accountants (incorporated by reference from Annual Report on Form 10-K).

24       Power of Attorney.

                                   F&M BANCORP

                                Power of Attorney

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of F&M Bancorp, a Maryland corporation, constitute and appoint Charles
W. Hoff, III, and Faye E. Cannon, or either of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned in their respective names as directors and officers of F&M Bancorp, a Registration Statement on Form S-8 (or other appropriate form) to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and any amendment or supplement to such registration statement relating to the sale of common stock under the F&M Bancorp 1995 Stock Option Plan. We hereby confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

DATED:   March 19, 1996


                                      /s/ Charles W. Hoff, III
                                      ------------------------
                                      Charles W. Hoff, III
                                      Principal Executive Officer and Director


                                      /s/ Faye E. Cannon
                                      ------------------------
                                      Faye E. Cannon
                                      Principal Executive Officer and Director


                                      /s/ Kenneth M. Sabanosh
                                      ------------------------
                                      Kenneth M. Sabanosh
                                      Principal Financial and Accounting Officer

                                   F&M BANCORP

                                Power of Attorney

                          February 20, 1996 (Continued)

 /s/ R. Carl Benna                          /s/ John D. Brunk
 -----------------                          -----------------
          R. Carl Benna                           John D. Brunk


 /s/ Beverly B. Byron
  -----------------                          -----------------
          Beverly B. Byron                    Martha E. Church, Ph.D.


  -----------------                          -----------------
/s/ Albert H. Cohen                     /s/ George B. Delaplaine, Jr.
          Albert H. Cohen                      George B. Delaplaine, Jr.


 -----------------                          -----------------
/s/ Maurice A. Gladhill                      Robert K. Moler
          Maurice A. Gladhill


 -----------------                          -----------------
 /s/ Charles A. Nicodemus                /s/ H. Deets Warfield, Jr.
          Charles A. Nicodemus                    H. Deets Warfield, Jr.


                                          /s/ Thomas R. Winkler
  -----------------                          -----------------
   John C. Warfield                               Thomas R. Winkler

                                   F&M BANCORP

                                Power of Attorney

                           March 19, 1996 (Continued)


 -----------------                          -----------------
R. Carl Benna                                John D. Brunk


 -----------------                          -----------------
Beverly B. Byron                            /s/ Martha E. Church, Ph.D.
                                                Martha E. Church, Ph.D.



 -----------------                          -----------------
Albert H. Cohen                              George B. Delaplaine, Jr.


 -----------------                          -----------------
Maurice A. Gladhill                         /s/ Robert K. Moler
                                                   Robert K. Moler


- -----------------                          -----------------
Charles A. Nicodemus                         H. Deets Warfield, Jr.


- -----------------                          -----------------
/s/ John C. Warfield                         Thomas R. Winkler
      John C. Warfield